                                                                    Exhibit 10.3

                          LEASE EXTENSION AGREEMENT #1


     THIS AGREEMENT is made as of the 9th day of October, 2000, by and between Geerlings & Wade, Inc. (hereinafter referred to as TENANT) and ROTHBART REALTY COMPANY, as agent for the Beneficiaries of Cole Taylor Bank as Trustee under the Trust Agreement dated the 16th day of June, 1995 and known as Trust Number U/T 954069 (hereinafter referred to as "LANDLORD").


                                  WITNESSETH:


     WHEREAS, by lease dated August 23, 1995, LANDLORD leased to TENANT the premises commonly known as 948-952 Northpoint Blvd., in Waukegan, Illinois (hereinafter referred to as the "PREMISES"), under certain terms, covenants, conditions and agreements (hereinafter referred to as "LEASE") and said LEASE is still in full force and effect either under its original terms thereof; and

     WHEREAS, the LEASE and this Lease Extension Agreement # 1 are all incorporated herein and shall collectively hereinafter be referred to as "REVISED LEASE"; and

     WHEREAS, LANDLORD, and TENANT desire to herein make certain modifications, amendments and additions to the REVISED LEASE.

     NOW, THEREFORE, LANDLORD and TENANT, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, covenant and agree as follows:

     1.   The above recitals are hereby incorporated into this Agreement;

     2. The following modifications, amendments and additions are made to the REVISED LEASE:

          (A) The Term of the REVISED LEASE is hereby extended for an extended Term beginning on February 1, 2001, and terminating on January 31, 2004.

          (B) The monthly Base Rent during this extended Term shall be as follows:

               from February 1, 2001 to January 31, 2002 $63,600.00 (annualized)
                                                             $ 5,300.00(monthly)


               from February 1, 2002 to January 31, 2003 $64,800.00 (annualized)
                                                             $ 5,400.00(monthly)


               from February 1, 2003 to January 31, 2004 $66,000.00 (annualized)
                                                             $ 5,500.00(monthly)
          (C) TENANT shall have one (1), three (3) year Option to Extend ("Option") the term of this LEASE for an extended Term beginning on February 1,
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               2004 and terminating on January 31, 2007 on the same terms and conditions except for the Base Rent. TENANT shall give irrevocable written notice to LANDLORD by Certified Mail return receipt required of its exercise of this Option by no earlier than August 30, 2003 nor later than September 30, 2003 time being of the essence for the giving of such notice. In the event TENANT fails to so exercise this Option, TENANT'S rights under this
               Section 45 shall be null and void and be of no further force or effect. In the event TENANT so exercises this Option, the Base Rent for the first year of the extended Term shall be the prevailing Fair Market Rent as agreed to by LANDLORD and TENANT acting reasonably and in good faith or an agreed to rental for the PREMISES, but in no event less than the last year's Base Rent as set forth in Section 2B herein and the Base Rent for each successive year thereafter shall be escalated at a Two Point Five Percent ( 2.5%) annual increase; in the event an agreement as to the Base Rent is not reached by October 15, 2003, TENANT'S rights under this Option to shall automatically be terminated. It shall be a condition of TENANT'S right to exercise this Option that TENANT is in compliance with all the terms and conditions of this LEASE both at the time of TENANT'S exercise of this Option and at the time the Option Term is scheduled to commence. This condition may be waived by LANDLORD at its sole discretion and may not be used by TENANT as a means to negate the effectiveness of TENANT'S exercise of this Option. Except as provided in Section 16 of the LEASE, TENANT hereby acknowledges that the within Option shall not be transferred or assigned. At the expiration of this Option to Extend Term as set forth in this Section 2 (C), TENANT shall have no further right to extend or renew the Term of this LEASE pursuant to this Section.

          (D) This Lease Extension Agreement #1 and any other future amendments or extensions of this REVISED LEASE are executed by Rothbart Realty Company, not personally, but solely as agent for Beneficiary. Anything contained in this REVISED LEASE to the contrary notwithstanding, each of the covenants, undertakings and agreements of LANDLORD are not made and intended as personal covenants, undertakings or agreements of Rothbart Realty Company or Beneficiary or LANDLORD, individually or collectively or for the purpose of binding any of them personally. No personal liability or responsibility of any kind is assumed nor at any time shall be asserted or enforced against Rothbart Realty Company or Beneficiary or LANDLORD, or any of them, or each one's respective officers, directors, partners, agents or employees on account of any covenant, undertaking or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by TENANT and by all persons claiming by, through or under TENANT. TENANT and all other persons claiming by, through or under TENANT shall look solely to the property which is the subject of this REVISED LEASE for the performance and enforcement of LANDLORD's covenants, undertakings, agreements and obligations.
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     3.   All terms, covenant, conditions and agreements of this REVISED LEASE shall remain unmodified and in full force and effect except as expressly herein provided.

     4. This Lease Extension Agreement #1 shall be binding if executed by TENANT prior to October 20, 2000.


     IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease Extension Agreement #1 to be duly executed as of the date and year first above-written.



LANDLORD:

ROTHBART REALTY COMPANY, as agent for
Beneficiaries of Cole Taylor Bank as Trustee under the Trust Agreement dated the 16th day of June, 1995 and known as Trust Number
U/T 954069.

By:  Rothbart Realty Company as Agent for
     Beneficiaries of LANDLORD


     /s/ Gary B. Rothbart
     --------------------
     Gary B. Rothbart
     President



TENANT:   GEERLINGS & WADE, INC.


BY:       /s/ David R. Pearce
          -------------------
          President


ATTEST    /s/ Gregg Kober
          ---------------
          Vice President